Exhibit 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-62585 of Time Warner Inc. on Form S-3 of our report dated March 10, 1995, with respect to the consolidated financial statements of Summit Communications Group, Inc. incorporated by reference in the Form 8-K of Time Warner Inc. dated May 30, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/Deloitte & Touche LLP
------------------------
DELOITTE & TOUCHE LLP
Atlanta Georgia
October 9, 1995